February 7, 2017


Ms. Grace S. Morin
41 Lakewood Road
Casco, ME 04015


Dear Grace:

      Please confirm your agreement by signing where indicated below and returning a copy of this letter that the "Term" of your engagement pursuant to the Consulting Agreement dated April 1, 2009, as amended and/or extended to date (the "Agreement"), with Scientific Industries, Inc. (the "Company") is hereby further extended to December 31, 2017, subject to earlier termination by written notice by either you or the Company delivered to the other party at least 60 days prior to the termination date set forth in the written notice.

      There are no other changes to the Agreement.

..
      					Scientific Industries, Inc.


					By: /s/ Helena R. Santos
                                        _________________
              				Helena R. Santos
              				President and CEO

ACKNOWLEDGED AND AGREED TO:

/S/ GRACE S. MORIN
______________________
Grace S. Morin










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